UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

PARAMOUNT GOLD AND SILVER CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33630 (Commission File Number)	20-3690109 (IRS Employer Identification No.)

346 Waverley Street, Suite 110
Ottawa, ON Canada
K2P 0W5
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (613) 226-9881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.      Regulation FD Disclosure.

On October 15, 2009, Paramount Gold and Silver Corp. (“Paramount” or the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering (the “Offering”) by Paramount of 18,400,000 shares of its common stock, $0.001 par value per share.  The shares were offered to the public at $1.25 per share less a discount to the underwriters for fees and costs representing 5.6% of gross proceedings.  The Offering was made under Paramount’s shelf registration statement on Form S-3 (Registration No. 333-153104), including a base prospectus dated January 8, 2009, as supplemented by prospectus supplements dated October 5, 2009 and October 9, 2009.  The Company intends to use the net proceeds from the Offering for (i) exploration of the San Miguel area, (ii) acquisition and exploration of new precious metals projects and (iii) general corporate purposes.  A copy of the press release is attached to this report as Exhibit 99.1. The information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD AND SILVER CORP.

Date: October 15, 2009	By:	/s/ Christopher Crupi
Christopher Crupi
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated October 15, 2009